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              SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

            PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
January 23, 2000

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                  WARNER COMMUNICATIONS INC.

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    (Exact name of registrant as specified in its charter)

   Delaware                 033-53742-14             13-2696089

(State or other            (Commission File         (IRS Employer
 jurisdiction                   Number)             Identification
of incorporation)                                        No.)

           75 Rockefeller Plaza, New York, NY 10019
     (Address of principal executive offices) (Zip Code)

                        (212) 484-8000

     (Registrant's telephone number, including area code)

                        Not Applicable

 (Former name or former address, if changed since last report)

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                                                            2

Item 5.

Other Events.
-------------

          On January 23, 2000, Time Warner Inc. ("Time Warner") and EMI Group plc ("EMI") entered into a Combination Agreement pursuant to which Time Warner and EMI will combine their respective music and music publishing businesses. Time Warner's music and music publishing businesses are conducted by Time Warner's subsidiary Warner Communications Inc. and its subsidiaries and affiliates.

          The Combination Agreement calls for Time Warner and EMI to contribute their music businesses to two joint ventures (the "Ventures"), headquartered in New York, with non-U.S. operations being based in London. EMI will also contribute all of its outstanding debt to the Ventures, and Time Warner will contribute a corresponding amount, subject to adjustment for activities through the closing.

          As a result of the contributions mentioned above, Time Warner and EMI will each own 50% of each of the Ventures. Time Warner will effectively control the Ventures, subject to certain protective rights afforded to EMI. Time Warner will have the right to name six members to the board of directors of each Venture, and EMI will have the right to name five members to each board.

          EMI shareholders will receive a distribution from EMI, financed by Time Warner, equal to (pound)1.00 per EMI share outstanding at closing. Time Warner will also receive Convertible Deferred Ordinary Shares of EMI that represent the right to receive 8% of EMI's ordinary shares if EMI's share price should exceed (pound)9.00 for any 15 out of 30 consecutive trading days within the first 42 months after the closing of the transactions contemplated by the Combination Agreement (the "Transactions").

          In the Combination Agreement Time Warner and EMI have agreed not to to compete with the Ventures in the record label or music publishing businesses. The Combination Agreement also restricts the ability of each party to transfer their interest in the Ventures. It also contains standard terms regarding exclusivity and a (pound)55 million termination fee payable in certain circumstances.

          The closing is subject to the receipt of certain governmental consents and the absence of certain governmental litigation, the approval of EMI shareholders of the Transactions, the receipt of certain tax approvals, EMI continuing to qualify


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                                                                3

for listing on the London Stock Exchange and other customary conditions. Although the closing is expected to take place in the second half of this year, no assurance can be given with respect to whether or when all these conditions will be satisfied.

          Attached and incorporated herein by reference in its entirety as Exhibit 99.1 is a copy of a joint press release of Time Warner and EMI announcing the execution of the Combination
Agreement.


Item 7.

Exhibits
--------

Exhibit No.                Exhibit
-----------                -------

99.1 Joint Press Release dated January 24, 2000, announcing the execution of the Combination Agreement.


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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 27, 2000.

                                     WARNER COMMUNICATIONS INC.

                                     By: /s/ Spencer B. Hays
                                         -------------------------
                                         Name:  Spencer B. Hays
                                         Title: Vice President and
                                                General Counsel

Date:  January 27, 2000


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                                                                5

                        INDEX TO EXHIBITS

Exhibit No.                Exhibit
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99.1         Joint Press Release dated January 24, 2000, announcing
             the execution of the Combination Agreement